UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 16, 2020

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0‑18926	11‑2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582‑6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On January 16, 2020, Centric Brands Inc., a Delaware corporation (the “Company”), entered into an amendment to its employment agreement with Jason Rabin, the Company’s Chief Executive Officer, effective as of October 29, 2018 (the “Rabin Agreement” and “Rabin Amendment,” respectively) to modify the timing of certain bonus payments  related to the Company’s 2019 performance.  In connection with such modification, the Company has agreed to pay Mr. Rabin 75% of his Target EBITDA Bonus (as defined in the Rabin Agreement), in the amount of $1,434,375 as of the effective date of the Rabin Amendment, subject to certain repayment provisions.

The foregoing description is only a summary of the material provisions of the Rabin Agreement and Rabin Amendment and is qualified in its entirety by reference to copies of the Rabin Agreement and Rabin Amendment, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8‑K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1**

Employment Agreement dated as of October 29, 2018 by and between Centric Brands Inc. (formerly, Differential Brands Group Inc.) and Jason Rabin (incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed on November 2, 2018)

10.2**	Amendment to Employment Agreement dated as of January 16, 2020 by and between Centric Brands Inc. and Jason Rabin (filed herewith)

**Management contracts and compensatory arrangement required to be filed as an exhibit pursuant to Item 15(b) of Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.
Date: January 23, 2020	By:	/s/ Andrew Tarshis
	Name:	Andrew Tarshis
	Title:	Executive Vice President and General Counsel